Exhibit 3

                          PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER dated as of April 27, 2001, is made by and among FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation ("FAJ"), MERRYMEETING, INC., a Delaware corporation ("MMI"), and MM MERGER CORPORATION, a Delaware corporation ("ACQUISITION").

                                    RECITALS

     A. MMI is the holder of approximately 58.7% of the issued and outstanding capital stock of FAJ.

     B. MMI is also the holder of 100% of the issued and outstanding capital stock of Acquisition.

     C. The parties hereto desire that Acquisition be merged with and into FAJ upon the terms and conditions of this Agreement.

                                    AGREEMENT

NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Merger and do mutually covenant and agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

As used in this Agreement, the following terms have the following respective meanings:

"ACQUISITION" means MM Merger Corporation, a Delaware corporation.

"ACTION" means any actual or, to a Person's knowledge, threatened action, claim, suit, litigation, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

"ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 11.1.

"AFFILIATE" has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

"AGREEMENT" means this Plan and Agreement of Merger.

"AMEX" means the American Stock Exchange, Inc.

"BENEFICIAL OWNERSHIP" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

"BLUE SKY LAWS" has the meaning set forth in SECTION 4.5(E).

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"BUSINESS  DAY" means any day other than a Saturday,  a Sunday or a bank holiday in Cleveland, Ohio or Phoenix, Arizona.

"CERCLA" means the federal Comprehensive, Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. 9601 ET SEQ., as amended.

"CERTIFICATE OF MERGER" has the meaning as set forth in SECTION 2.1.

"CLOSING" AND "CLOSING DATE" have the meanings set forth in SECTION 8.1.

"CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

"COMMITMENT" means any commitment, contractual obligation, agreement, borrowing, capital expenditure or material transaction entered into by a party or any of its Subsidiaries.

"CURRENT REPORTS" has the meaning set forth in SECTION 4.6(B).

"EFFECTIVE DATE" has the meaning set forth in SECTION 2.7.

"EMPLOYEES" means all current, former and retired employees, officers and directors of a Person or any of its Subsidiaries, including current, former and retired employees, officers and directors on disability, layoff or leave status.

"ENVIRONMENTAL CLAIM" means any claim, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or release of Materials of Environment Concern or the threatened release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

"ENVIRONMENTAL LAWS" means any federal, state, or local statute, law, ordinance, code, order, injunction, decree or ruling, and any regulation promulgated thereunder, which regulates or controls (i) pollution, contamination, or the condition of groundwater, surface water, soil, sediment or air, or (ii) a spill, leak, emission, discharge, release or disposal into groundwater, surface water, soil, sediment or air, including without limitation CERCLA; the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 ET SEQ., as amended; the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 ET SEQ., as amended; the Toxic Substances Control Act, 15 U.S.C.ss.2601 ET SEQ., as amended; the Clean Air Act, 42 U.S.C.ss.7401 ET SEQ., as amended; the Clean Water Act, 33 U.S.C.ss.1251 ET SEQ., as amended; the Safe Drinking Water Act, 42 U.S.C.ss.300f ET SEQ., as amended; the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.11001 ET SEQ., as amended; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 ET SEQ., as amended; the National Environmental Policy Act, 42 U.S.C.ss.4321 ET SEQ., as amended; any similar state or local statutes or ordinances, and the regulations promulgated thereunder.

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"ERISA"  means the Employee  Income  Security Act of 1974,  as amended,  and any successor thereto, including all of the rules and regulations promulgated thereunder.

"ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business within the meaning of Section 4001(a)(14) of ERISA.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FAJ" means Frontier Adjusters of America, Inc., an Arizona corporation.

"FAJ COMMON STOCK" has the meaning set forth in SECTION 2.5(A).

"FAJ PERMITS" has the meaning set forth in SECTION 4.19(A).

"FAJ PLANS" means, collectively, each of FAJ's or any of the FAJ Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) applicable to any Employee or any Person affiliated with FAJ or any of the FAJ Subsidiaries.

"FAJ PROPRIETARY RIGHTS" has the meaning set forth in SECTION 4.16.

"FAJ AND SUBSIDIARIES' PROPERTIES" has the meaning set forth in SECTION 4.12.

"FAJ REPORTS" has the meaning set forth in SECTION 4.6(A).

"FAJ SHARES" has the meaning set forth in SECTION 2.5.

"FAJ SUBSIDIARIES" means Frontier Adjusters of Arizona, Inc., an Arizona corporation, Frontier Adjusters, Inc., a Colorado corporation, and Frontier Adjusters Co., Ltd., an Alberta, Canada corporation.

"FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.5(A).

"FORM 10-K" has the meaning set forth in SECTION 4.6(A).

"GAAP" means United States generally accepted accounting principles.

"GOVERNMENT AUTHORITY" means any government or state (or any subdivision thereof) of or in the United States or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

"INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.3.

"INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.3.

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"INDEMNITY THRESHOLD" has the meaning set forth in SECTION 11.4(A).

"IRS" means the Internal Revenue Service or any successor thereto.

"LIABILITIES" means, as to any Person, all debts, adverse claims, liabilities, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise.

"LIENS" means all liens, mortgages, deeds of a Person, title retention arrangements, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

"LOSS AND EXPENSE" has the meaning set forth in SECTION 11.2(A).

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations or business of a Person or any of its Subsidiaries.

"MATERIALS OF ENVIRONMENTAL CONCERN" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. ss. 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

"MATERIAL   TRANSACTION"  means  any  transaction   between  a  Person  and  its
Affiliates, that would be required to be disclosed in such Person's reports or proxy materials filed under the Exchange Act by Item 404 of Regulation S-K.

"MERGER" has the meaning set forth in SECTION 2.1.

"MERGER CONSIDERATION" has the meaning set forth in SECTION 2.5(A).

"MMI" means Merrymeeting, Inc., a Delaware corporation.

"MMI PLANS" means, collectively, each of MMI's or any of the MMI Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) applicable to any Employee or any Person affiliated with MMI or any of the MMI Subsidiaries.

"MMI SUBSIDIARIES" means Acquisition.

"MMI PERMITS" has the meaning set forth in SECTION 5.19(A).

"MMI PROPRIETARY RIGHTS" has the meaning set forth in SECTION 5.15.

"MMI AND SUBSIDIARIES' PROPERTIES" has the meaning set forth in SECTION 5.11.

"OTHER FILINGS" has the meaning set forth in SECTION 3.2.

"PAYING AGENT" has the meaning set forth in SECTION 2.5(C)(I).

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"PAYMENT FUND" has the meaning set forth in SECTION 2.5(C)(I).

"PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

"PERMITTED LIENS" means: (A) statutory liens for obligations which are not overdue, or are being contested in good faith; (B) rights of way disclosed on an ALTA survey of any property; and (C) items listed on SCHEDULES 4.12 and 5.11, as applicable.

"PROXY STATEMENT" has the meaning set forth in SECTION 3.2.

"SEC" means United States Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SECURITIES LAWS" has the meaning set forth in SECTION 4.6(A).

"SUBSIDIARY" means each entity of which a Person, directly or through one or more intermediary entities (i) has the right to elect a majority of the board of directors or other governing body, (ii) owns a majority of the issued and outstanding common stock, or (iii) has the right to receive 50% or more of the economic value of any business or activity in which such entity is engaged; PROVIDED, HOWEVER, that FAJ shall not be deemed a Subsidiary of MMI for any purposes hereof.

"TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amount payable pursuant to any tax sharing agreement to which any relevant party is liable and any amount payable pursuant to any similar contract.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE 2

                                     MERGER

     2.1 MERGER. On the Effective Date, Acquisition shall be merged with and into FAJ, which shall be the surviving corporation, pursuant to the terms hereof and the Certificate and Articles of Merger (the "CERTIFICATE OF MERGER"), attached as EXHIBIT 1 hereto (the "MERGER").

     2.2 EFFECT OF THE MERGER. On the Effective Date, the separate existence of Acquisition shall cease, and FAJ shall succeed to and possess all the properties, rights, privileges, powers, franchises and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities,

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obligations, restrictions, disabilities and duties of Acquisition, all without further act or deed, as provided in the Arizona Business Corporation Act and the Delaware General Corporation Law.

     2.3 OFFICERS AND DIRECTORS OF FAJ. On the Effective Date, the name of the surviving corporation shall be unchanged and the directors and executive officers of FAJ shall be as listed on SCHEDULE A.

     2.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of FAJ and the Bylaws of FAJ immediately prior to the Effective Date shall remain the Articles of Incorporation and Bylaws of FAJ.

     2.5 STATUS AND CONVERSION OF SECURITIES.

          (a) CONVERSION OF FAJ COMMON STOCK. Upon the merger becoming effective, each share of Common Stock, par value $.01 per share, of FAJ ("FAJ COMMON STOCK") issued and outstanding on the Effective Date, other than shares to be cancelled pursuant to SECTION 2.5(B) (such shares of FAJ Common Stock other than those to be cancelled are collectively called the "FAJ SHARES"), by reason of the Merger and without any action on the part of the holders thereof, shall be converted into the right to receive an amount equal to $1.58 in cash (the "MERGER Consideration"). Provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of FAJ Common Stock outstanding prior to the Effective Date. No shares of FAJ Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section after the Effective Date, except that any shares of FAJ Common Stock held in the treasury of FAJ shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof.

          (b) CANCELLATION OF FAJ COMMON STOCK HELD BY MMI. All shares of FAJ Common Stock previously held by MMI will be cancelled as of the Effective Date.

          (c) CONVERSION OF CAPITAL STOCK OF ACQUISITION. On the Effective Date, each share of common stock, $.01 par value per share, of Acquisition shall be converted into one share of FAJ Common Stock.

          (d) PROCEDURE FOR PAYMENT.

               (i) On the Effective Date and as a condition precedent to the effectiveness of the Merger, (A) MMI will furnish to U. S. Stock Transfer Company, or such other stock transfer company as may be mutually acceptable to the parties (the "PAYING AGENT") a corpus (the "PAYMENT FUND") consisting of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding FAJ Shares and
(B) MMI will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as EXHIBIT 2 to each record holder of outstanding FAJ Shares for the holder to use in surrendering the certificates which represented its shares of FAJ Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding FAJ Common Stock.

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               (ii) MMI may cause the Paying Agent to invest the cash included in the Payment Fund in one or more of the permitted investments set forth on
EXHIBIT 3 attached hereto; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. MMI may cause the Paying Agent to pay over to MMI or FAJ any net earnings with respect to the investments, and MMI will replace promptly any portion of the Payment Fund that the Paying Agent losses through such investments.

               (iii) MMI may cause the Paying Agent to pay over to MMI any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Date, and thereafter all former stockholders shall be entitled to look to MMI (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

               (iv) MMI shall pay all charges and expenses of the Paying Agent.

          (e) CLOSING OF TRANSFER RECORDS. After the close of business on the Effective Date, transfers of FAJ Common Stock outstanding prior to the Effective Date shall not be made on the stock transfer books of FAJ.

          (f) NO OTHER CAPITAL STOCK OR OPTIONS TO PURCHASE FAJ COMMON STOCK. On the Effective Date, there shall be no outstanding shares of capital stock of FAJ other than shares of FAJ Common Stock. In addition, on the Effective Date, there shall be no outstanding options, warrants, or rights to purchase shares of FAJ Capital Stock.

     2.6 FURTHER DOCUMENTS. From time to time, on and after the Effective Date, as and when requested by FAJ or MMI or their successors or assigns, the appropriate officers and directors of Acquisition as of the Effective Date shall, for and on behalf and in the name of Acquisition or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further or other actions as FAJ or MMI or their successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to FAJ title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of Acquisition and otherwise to carry out fully the provisions and purposes of this Agreement.

     2.7 EFFECTIVE DATE. The Merger shall become effective on such date (the "EFFECTIVE DATE") as of which all applicable legal requirements have been fulfilled to consummate the Merger, including the filing and effectiveness of the Certificate of Merger with the applicable authorities in the states of Arizona and Delaware. The parties shall use their best efforts to consummate the Merger at the earliest practicable date following the Closing.

     2.8 APPROVAL OF MERGER. The parties shall take all necessary actions to file the Certificate of Merger with, and obtain the approval for such filing by, the Arizona Corporation Commission, and the Secretary of State of the State of Delaware.

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                                   ARTICLE 3

                      SHAREHOLDER APPROVALS; PROXY FILINGS

     3.1 SHAREHOLDER APPROVALS. Meetings of the shareholders of FAJ and Acquisition shall be held in accordance with the laws of their respective states of incorporation, on or before the Closing Date, in each case, among other things, to consider and act upon the adoption of this Agreement and the Merger.

     3.2 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, FAJ shall prepare and file with the SEC a preliminary proxy statement by which the shareholders of FAJ will be asked to approve, in accordance with the rules of the AMEX and any applicable laws, the Merger, and such other items as the FAJ Board of Directors deems appropriate. The preliminary proxy statement, as initially filed with the SEC, as it may be amended and refiled with the SEC, and the definitive proxy statement filed with the SEC and mailed to the FAJ shareholders (such definitive proxy statement, the "PROXY STATEMENT"), shall be in form and substance reasonably satisfactory to MMI. FAJ shall respond to any comments of the SEC, shall mail the Proxy Statement to the FAJ shareholders, and shall cause any meeting of the FAJ Board of Directors or the FAJ shareholders required to be held to consider the Merger and the transactions contemplated hereby at the earliest practicable time. As promptly as practicable after the date hereof, FAJ shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including any state takeover laws (the "OTHER FILINGS"). FAJ will notify MMI promptly of the receipt of any comments from the SEC or its staff or any other governmental official and of any request by the SEC or its staff or any other government official for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply MMI with copies of all correspondence between FAJ or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect to the Proxy Statement or any Other Filing. FAJ shall cause the Proxy Statement and any Other Filing to comply in all material respects with all applicable requirements of law. MMI shall provide FAJ all information about MMI and the MMI Subsidiaries required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with FAJ in taking the actions described in this Section. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, each party, as applicable, shall promptly inform the other party of such occurrence and cooperate in the preparation and filing with the SEC or its staff or any other government officials, or mailing to the FAJ shareholders, as required, such amendment or supplement.

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                                   ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF FAJ

     FAJ represents and warrants to MMI and Acquisition as follows:

     4.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

          (a) Each of FAJ and the FAJ Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of FAJ and the FAJ Subsidiaries has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b) Each of FAJ and the FAJ Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not have a Material Adverse Effect with respect to FAJ or any FAJ Subsidiary.

         (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the FAJ Subsidiaries are owned, directly or indirectly, by FAJ in compliance with all applicable securities laws, free and clear of all Liens.

         (d) The issued and outstanding shares of each of FAJ and the FAJ Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. On the Effective Date, FAJ will have good and marketable title to the FAJ Subsidiaries' shares, free and clear of all Liens.

     4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by FAJ has been duly and validly authorized by all necessary corporate action on the part of FAJ. This Agreement has been duly executed and delivered on behalf of FAJ. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by FAJ, the valid and binding obligations of FAJ, enforceable against FAJ in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     4.3 CAPITALIZATION.

         (a) As of the date hereof, FAJ has 100,000,000 shares of common stock authorized, and 8,957,660 shares of common stock issued and outstanding, and 100,000,000 shares of preferred stock authorized, and no shares of preferred stock issued or outstanding. Neither FAJ nor any of the FAJ Subsidiaries has any outstanding securities or bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities the holders of which have the right to vote) with respect to the transactions contemplated hereby. All issued and outstanding shares of FAJ and the FAJ Subsidiaries were issued in compliance with all applicable state and federal securities laws. Except as set forth on SCHEDULE 4.3(A), there are no existing options, warrants, calls, subscriptions,

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convertible securities, or other rights, agreements or commitments that obligate
FAJ or any FAJ Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests in FAJ or any FAJ Subsidiary.

         (b) Neither FAJ nor any of the FAJ Subsidiaries has issued or granted securities convertible into or exchangeable for interests in FAJ or any FAJ Subsidiary, and, except as set forth on SCHEDULE 4.3(A), neither FAJ nor any FAJ Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in FAJ or any FAJ Subsidiary, whether issued or unissued.

         (c) Neither FAJ nor any of the FAJ Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on SCHEDULE 4.3(C), which is a list of all of the investments of FAJ and the FAJ Subsidiaries).

     4.4 APPROVAL; STOCK.

         (a) The Board of Directors of FAJ and a committee of "disinterested directors" (as defined in Section 10-2741(D) of the Arizona Business Corporation
Act) have approved the Merger, and this Agreement, and the transactions contemplated hereby and have determined to recommend that the shareholders of FAJ vote in favor of and approve this Agreement and the Merger.

         (b) The Merger and the payment of the Merger Consideration will not give any shareholder of FAJ or any other Person the right to demand payment for that shareholder's shares under the laws of the State of Arizona; any appraisal or similar rights under the laws of the State of Arizona; any dissenters' or similar rights under the laws of the State of Arizona; any preemptive or similar right to purchase additional shares of FAJ's capital stock; or any rights under any shareholders' rights, "poison pill" or similar plan adopted by the FAJ Board of Directors or the FAJ shareholders or contained in FAJ's Articles of Incorporation or other organizational documents.

     4.5 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by FAJ of this Agreement, nor the consummation by FAJ of the transactions contemplated hereby in accordance with the terms hereof, will:

         (a) conflict with or result in a breach of any provisions of the organizational documents of FAJ;

         (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any stock option plan, option plan or similar compensation plan of FAJ or any grant or award made under any of the foregoing;

         (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to FAJ;

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         (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of FAJ under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which FAJ is a party, or by which FAJ or any of its properties is bound or affected; or

         (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act, the Exchange Act, any state franchise laws or state securities laws ("BLUE SKY LAWS").

     4.6 SEC MATTERS AND ABSENCE OF UNDISCLOSED LIABILITIES.

         (a) FAJ has delivered or made available to MMI, FAJ's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed by FAJ with the SEC and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "FORM 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by or relating to FAJ for the three years prior to the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "FAJ REPORTS"). The FAJ Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by FAJ under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "SECURITIES LAWS"). As of their respective dates, the FAJ Reports: (i) complied as to form in all material respects with the applicable requirements of the Securities Laws; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There has been no violation asserted by any Government Authority with respect to any of the FAJ Reports that has not been resolved and, to FAJ's knowledge, there have been no threatened assertions of violations.

         (b) Each of the balance sheets (including the related notes and schedules) included in or incorporated by reference into the Form 10-K and each Exchange Act report filed between the date such annual report was filed with the SEC and the Closing Date (the Form 10-K and such reports collectively, the "CURRENT REPORTS") fairly present the consolidated financial position of FAJ and its Subsidiaries as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Current Reports (including any related notes and schedules) fairly present the consolidated results of operations, retained earnings or cash flows, as the case may be, of FAJ and its Subsidiaries for the period covered thereby, in each case in accordance with GAAP and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such balance sheets and statements are free of errors, omissions and misstatements, except for such errors, omissions and misstatements that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. None of the receivables of FAJ and its Subsidiaries are materially overstated, and no payables and other liabilities of FAJ and its Subsidiaries are materially understated, on any such balance sheet or statement.

         (c) Except as and to the extent set forth in the Current Reports or in any Schedule hereto, to FAJ's knowledge, none of FAJ or any of its Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     4.7 LITIGATION; COMPLIANCE WITH LAW.

         (a) SCHEDULE 4.7 sets forth a list and a brief description of all pending Actions against FAJ and any of the FAJ Subsidiaries of which FAJ has notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (b) Except as set forth on SCHEDULE 4.7, there are no Actions pending or, to the knowledge of FAJ threatened, against FAJ or any of the FAJ Subsidiaries, or any property (including proprietary rights) of FAJ or any of the FAJ Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which or FAJ has notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (c) To the knowledge of FAJ, neither FAJ nor any of the FAJ Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties. SCHEDULE 4.7 sets forth all such violations known to FAJ except for violations that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE
4.8 or in any other Schedule hereto, since December 31, 2000, FAJ and each of the FAJ Subsidiaries has conducted its business only in the ordinary course of business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect or (b) any change in any accounting principles, practices or methods, except as required by changes in GAAP.

     4.9 TAX MATTERS.

         (a) FAJ and each of the FAJ Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by FAJ or any of the FAJ Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on SCHEDULE
4.9. FAJ and each of the FAJ Subsidiaries have properly accrued their liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. Neither FAJ nor any of the FAJ Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on SCHEDULE 4.9, neither FAJ nor any of the FAJ Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against any of them. Except as set forth on SCHEDULE 4.9, no claim has been made by any authority in a jurisdiction where FAJ or any of the FAJ Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of FAJ or any of the FAJ Subsidiaries,
(i) claimed or raised by any taxing authority in writing or (ii) as to which FAJ has knowledge. Except as set forth on SCHEDULE 4.9, neither FAJ nor any of the FAJ Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

         (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of FAJ or any of the FAJ Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

     4.10 COMPLIANCE WITH AGREEMENTS.

         (a) Neither FAJ nor any of the FAJ Subsidiaries is in default under or in violation of any provision of its articles of incorporation or organization, or bylaws or operating agreement or any similar organizational document.

         (b) FAJ and each of the FAJ Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any Government Authority against FAJ or any of the FAJ Subsidiaries of which FAJ or Acquisition has received notice.

         (c) Neither FAJ nor any of the FAJ Subsidiaries is in default, and, to FAJ's knowledge, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default, under any Commitment to which FAJ or any of the FAJ Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder except for defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to FAJ or any FAJ Subsidiary. Except as set forth in SCHEDULE 4.10(C), neither FAJ nor any of the FAJ Subsidiaries is a party to any joint venture or partnership agreements. To FAJ's knowledge, there is no condition with respect to FAJ or the FAJ Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to FAJ or any FAJ Subsidiary.

         (d) SCHEDULE 4.10(D) sets forth a complete and accurate list of all material agreements of FAJ and each of the FAJ Subsidiaries in effect on the date hereof. Each agreement or policy listed on SCHEDULE 4.10(D) is in full force and effect, and FAJ and each of the FAJ Subsidiaries and, to FAJ's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section, material agreements shall mean agreements that involve an expense to FAJ or any of the FAJ's Subsidiaries or annual revenue over $500,000.

     4.11 FINANCIAL RECORDS; ARTICLES AND BYLAWS, CORPORATE RECORDS.

         (a) The books of account and other financial records of FAJ and the FAJ Subsidiaries are true and complete in all material respects, and have been maintained in accordance with GAAP.

         (b) FAJ has delivered or made available to FAJ true and complete copies of the Articles and the Bylaws of FAJ and each of the FAJ Subsidiaries, as amended to date, and the Articles of Organization, organizational documents and joint venture agreements of FAJ and each of the FAJ Subsidiaries, and all amendments thereto.

         (c) The corporate minute books and other records of proceedings of FAJ and the FAJ Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of FAJ and the FAJ Subsidiaries.

     4.12 TITLE TO ASSETS; LIENS. FAJ and each FAJ Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned real property), to all of the respective property, equipment and other assets owned by it (the "FAJ AND SUBSIDIARIES' PROPERTIES"), and, except as set forth on SCHEDULE 4.12, such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens and liens that would not, individually or in the aggregate, materially impair the use of such FAJ and Subsidiaries' Properties. SCHEDULE 4.12 contains a complete and accurate list of each parcel of real property owned, leased or used by FAJ and any FAJ Subsidiary in the conduct of its business. There are no pending or, to the best knowledge of FAJ, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially adversely affect such real property. To the knowledge of FAJ, the current use of the owned real property by FAJ and the FAJ Subsidiaries is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

     4.13 ENVIRONMENTAL MATTERS.

         (a) FAJ and each of the FAJ Subsidiaries' ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

         (b) No Environmental Claim with respect to the operations or the businesses of FAJ or the FAJ Subsidiaries, or with respect to any real property owned by FAJ or the FAJ Subsidiaries, has been asserted or, to FAJ's knowledge, threatened, and, to FAJ's knowledge, no circumstances exist with respect to FAJ or any of the FAJ Subsidiaries or any such real property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) FAJ or any of the FAJ Subsidiaries, or (ii) any Person whose liability for any Environmental Claims FAJ or any of the FAJ Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         (c) (i) Neither FAJ nor any of the FAJ Subsidiaries has been notified, or has reason to anticipate being notified, of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA, or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any real property owned by FAJ or the FAJ Subsidiaries, (iii) neither FAJ nor any FAJ Subsidiary nor, to the knowledge of FAJ, any tenant of any such real property has released or arranged for the release of any Materials of Environmental Concern at or on any such real property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any such real property, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any such real property, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) to FAJ's knowledge, no employee, agent, contractor, subcontractor or tenant of FAJ or any of the FAJ Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any such real property whether now or previously owned or occupied by FAJ or any of the FAJ Subsidiaries.

     4.14 EMPLOYEES AND BENEFIT PLANS.

         (a) SCHEDULE 4.14(A) sets forth a complete and accurate list of all employment agreements with Employees of FAJ and each of the FAJ Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of FAJ and the FAJ Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

         (b) SCHEDULE 4.14(B) sets forth a complete and accurate list of each of the FAJ Plans. Since December 31, 2000, there has been no adoption, modification, amendment or alteration of any FAJ Plan by FAJ or any of the FAJ Subsidiaries. All FAJ Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither FAJ nor any of the FAJ Subsidiaries has any liabilities or obligations with respect to any FAJ Plan, whether accrued, contingent or otherwise.

     4.15 LABOR MATTERS. Except as disclosed in SCHEDULE 4.14, there are no pending or, to the knowledge of FAJ, threatened Actions or work stoppages relating to any Employee of FAJ or any FAJ Subsidiary. Neither FAJ nor any of the FAJ Subsidiaries is a party to any collective bargaining agreement with respect to Employees, and, to the knowledge of FAJ, there are no activities of any labor union seeking to represent or organize the employees of FAJ or any of the FAJ Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of FAJ, threatened against FAJ or any of the

FAJ Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of FAJ, threatened against FAJ or any of the FAJ Subsidiaries. FAJ and each of the FAJ Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither FAJ nor any of the FAJ Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

     4.16 PROPRIETARY RIGHTS. Attached as SCHEDULE 4.16 is a list of (a) all trademark, service mark or trade name registrations and all pending applications for any such registration; (b) all patent and copyright registrations and all pending applications therefor; (c) all other trademarks, service marks, domain names, or trade names, whether or not registered; and (d) all licenses with respect thereto as well as rights or licenses to use any proprietary rights (including software licenses) of any other entities (the items in clauses (a), (b), (c) and (d) collectively, the "FAJ PROPRIETARY RIGHTS"), that are owned or used by FAJ or any of the FAJ Subsidiaries. To the knowledge of FAJ, the use of any of the Proprietary Rights by FAJ or any of the FAJ Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such FAJ Proprietary Rights or the asserted FAJ Proprietary Rights of others. No notices have been received by FAJ or any of the FAJ Subsidiaries that the use of the FAJ Proprietary Rights by FAJ or any of the FAJ Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such FAJ Proprietary Rights or the proprietary rights of others. To the knowledge of FAJ, no person or other entity is infringing on the FAJ Proprietary Rights owned by FAJ or any of the FAJ Subsidiaries. The FAJ Proprietary Rights include all FAJ Proprietary Rights used in, or necessary to, the conduct of the business of FAJ and each of the FAJ Subsidiaries.

     4.17 INSURANCE. FAJ and each of the FAJ Subsidiaries maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of it, each of which insurance policies are of a type and in amounts customarily carried by Persons similar in size to FAJ or the FAJ Subsidiaries conducting businesses similar to those of FAJ or the FAJ Subsidiaries. SCHEDULE
4.17 sets forth a list of all insurance coverage or policies currently maintained by FAJ and the FAJ Subsidiaries. All such coverage or policies shall be maintained in full force and effect until the Closing. There is no material claim by FAJ or any of the FAJ Subsidiaries pending under any of their insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     4.18 BROKERS OR FINDERS. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of FAJ, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by FAJ in connection with this Agreement or any of the transactions contemplated hereby.

     4.19 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

         (a) FAJ and the FAJ Subsidiaries have obtained from the appropriate Government Authorities that are charged with regulating or supervising any business conducted by FAJ and the FAJ Subsidiaries all permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of their business and operations as and to the extent currently conducted (the "FAJ PERMITS"), which FAJ Permits are valid and remain in full force and effect. FAJ and each of the FAJ Subsidiaries is in compliance in all material respects with the terms of all such FAJ Permits.

         (b) Neither FAJ nor any of the FAJ Subsidiaries has received notice of or, to the knowledge of FAJ, is not subject to any Action, order or any complaint, proceeding or investigation of any Government Authority which is charged with regulating or supervising any business conducted by FAJ or any of the FAJ Subsidiaries, that is pending or threatened, that affects or which could affect the effectiveness or validity of any such FAJ Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of the certificate of authority of FAJ or any of the FAJ Subsidiaries. As of the date hereof, neither FAJ nor any of the FAJ Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted by FAJ or any of the FAJ Subsidiaries that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of FAJ.

     4.20 KNOWLEDGE DEFINED. As used herein, the phrase "to FAJ's knowledge" (or words of similar import) means the actual knowledge, after reasonable inquiry, of any of the chief executive officers, chief financial officers or directors of each of FAJ and the FAJ Subsidiaries.

     4.21 PROXY STATEMENT. The Proxy Statement, at the date mailed to the shareholders of FAJ and at the time of their meeting to consider the same, (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except with respect to information that has been supplied to FAJ from MMI for inclusion in the Proxy Statement).

                                   ARTICLE 5

              REPRESENTATIONS AND WARRANTIES OF MMI AND ACQUISITION

MMI and Acquisition each hereby represents and warrants to FAJ as follows:

     5.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

         (a) Each of MMI and the MMI Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of MMI and the MMI Subsidiaries has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b) Each of MMI and the MMI Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not have a Material Adverse Effect with respect to MMI or any MMI Subsidiary.

         (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the MMI Subsidiaries are owned, directly or indirectly, by MMI in compliance with all applicable securities laws, free and clear of all Liens.

         (d) The issued and outstanding shares of each of MMI and the MMI Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. On the Effective Date, MMI will have good and marketable title to the MMI Subsidiaries' shares, free and clear of all Liens.

         (e) The Merger will not give any Person any dissenters, appraisal or similar rights or any preemptive or similar right to purchase additional shares of capital stock of MMI or any of the MMI Subsidiaries, or any rights under any shareholders' rights, "poison pill" or similar plan.

     5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by MMI and Acquisition has been duly and validly authorized by all necessary corporate action on the part of MMI and Acquisition. This Agreement has been duly executed and delivered on behalf of MMI and Acquisition. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by MMI and Acquisition, the valid and binding obligation of MMI and Acquisition, enforceable against MMI and Acquisition in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     5.3 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by MMI or Acquisition of this Agreement, nor the consummation by MMI or Acquisition of the transactions contemplated hereby in accordance with the terms hereof, will:

         (a) conflict with or result in a breach of any provisions of the organizational documents of Acquisition or MMI;

         (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any stock option plan, option plan or similar compensation plan of Acquisition or MMI or any grant or award made under any of the foregoing;

         (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Acquisition or MMI;

         (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Acquisition or MMI under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which Acquisition or MMI is a party, or by which Acquisition or MMI or any of their properties is bound or affected; or

         (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act, the Exchange Act, or Blue Sky Laws.

     5.4 CAPITAL STOCK.

         (a) As of the date hereof, there are 3,000 and 10,000,000 shares of common stock authorized and 2,000 and 3,699,147 shares of common stock issued and outstanding of each of MMI and Aquisition, respectively, and no and 1,000,000 shares of preferred stock authorized, and no shares of preferred stock issued and outstanding of MMI and Acquisition. Neither MMI nor any of the MMI Subsidiaries has any outstanding securities or bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities the holders of which have the right to vote) with respect to the transactions contemplated hereby. All issued and outstanding shares of MMI and the MMI Subsidiaries were issued in compliance with all applicable state and federal securities laws. There are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate MMI or any MMI Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests in MMI or any MMI Subsidiary.

         (b) Neither MMI nor any of the MMI Subsidiaries has issued or granted securities convertible into or exchangeable for interests in MMI or any MMI Subsidiary, and, except as set forth on SCHEDULE 5.4(A), neither MMI nor any MMI Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in MMI or any MMI Subsidiary, whether issued or unissued.

         (c) Neither MMI nor any of the MMI Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on SCHEDULE 5.4(C), which is a list of all of the investments of MMI and the MMI Subsidiaries).

     5.5 FINANCIAL STATEMENTS AND ABSENCE OF UNDISCLOSED LIABILITIES.

         (a) MMI has delivered to FAJ financial statements for MMI and Acquisition (the "FINANCIAL STATEMENTS") for the two calendar years prior to the date of this Agreement or for the period of its incorporation if such period is shorter, which are attached as SCHEDULE 5.5.

         (b) The consolidated balance sheet of MMI (including the related notes and schedules), included in the Financial Statements, have been prepared to reflect the financial position and results of operations of MMI and Acquisition on a carve-out basis and not to reflect MMI and all majority-owned subsidiaries on a consolidated basis. Accordingly, FAJ has been excluded. Such statements fairly present the financial position of each of MMI and Acquisition as of its date, and the consolidated statement of operations, shareholders' equity (deficit) and cash flows included in the Financial Statements (including any related notes and schedules) fairly present the results of operations, retained earnings or cash flows, as the case may be, of MMI and Acquisition for the periods covered thereby, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to MMI or any MMI Subsidiary. All such balance sheets and statements are free of errors, omissions and misstatements except for such errors, omissions and misstatements that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to MMI or any MMI Subsidiary. None of the receivables of each of MMI and the MMI Subsidiaries are materially overstated, and no payables and other liabilities of MMI and each of the MMI Subsidiaries are materially understated, on any such balance sheet or statement.

         (c) Except as and to the extent set forth in the Financial Statements or in any Schedule hereto, to MMI's knowledge, none of MMI or Acquisition has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to MMI or any MMI Subsidiary.

         (d) Except as and to the extent set forth in SCHEDULE 5.5(D) hereto, there are no intercompany transactions that would be eliminated in consolidation should a consolidated financial statement, consolidating MMI and Acquisition, be prepared for each of the two calendar years prior to the date of this Agreement, the date hereof, or the Closing Date.

     5.6 LITIGATION; COMPLIANCE WITH LAW.

         (a) SCHEDULE 5.6 sets forth a list and a brief description of all pending Actions against MMI and any of the MMI Subsidiaries or the MMI Shares of which MMI or Acquisition have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (b) Except as set forth on SCHEDULE 5.6, there are no Actions pending or, to the knowledge of MMI or Acquisition threatened, against MMI or any of the MMI Subsidiaries, or any property (including proprietary rights) of MMI or any of the MMI Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which Acquisition or MMI have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

         (c) To the knowledge of MMI or Acquisition, neither MMI nor any of the MMI Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties. SCHEDULE 5.6 sets forth all such violations known to MMI or Acquisition except for violations that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE
5.7 or in any other Schedule hereto, MMI and each of the MMI Subsidiaries has conducted its business only in the ordinary course of business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect or (b) any change in any accounting principles, practices or methods, except as required by changes in GAAP.

     5.8 TAX MATTERS.

         (a) MMI and each of the MMI Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by MMI or any of the MMI Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on SCHEDULE
5.8. MMI and each of the MMI Subsidiaries have properly accrued their liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. Neither MMI nor any of the MMI Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on SCHEDULE 5.8, neither MMI nor any of the MMI Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against any of them. Except as set forth on SCHEDULE 5.8, no claim has been made by any authority in a jurisdiction where MMI or any of the MMI Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of MMI or any of the MMI Subsidiaries,
(i) claimed or raised by any taxing authority in writing or (ii) as to which MMI or Acquisition has knowledge. Except as set forth on SCHEDULE 5.8, neither MMI nor any of the MMI Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

         (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of MMI or any of the MMI Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

     5.9 COMPLIANCE WITH AGREEMENTS.

         (a) Neither MMI nor any of the MMI Subsidiaries is in default under or in violation of any provision of its articles of incorporation or organization, or bylaws or operating agreement or any similar organizational document.

         (b) MMI and each of the MMI Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any Government Authority against MMI or any of the MMI Subsidiaries of which MMI or Acquisitionhas received notice.

         (c) Neither MMI nor any of the MMI Subsidiaries is in default, and, to MMI or Acquisition's knowledge, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default, under any Commitment to which MMI or any of the MMI Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder except for defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to MMI or any MMI Subsidiary. Except as set forth in SCHEDULE 5.9(C), neither MMI nor any of the MMI Subsidiaries is a party to any joint venture or partnership agreements. To MMI and Acquisition's knowledge, there is no condition with respect to MMI or the MMI Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to MMI or any MMI Subsidiary.

         (d) SCHEDULE 5.9(D) sets forth a complete and accurate list of all material agreements of MMI and each of the MMI Subsidiaries in effect on the date hereof. Each agreement or policy listed on SCHEDULE 5.9(D) is in full force and effect, and MMI and each of the MMI Subsidiaries and, to MMI or Acquisition's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section, material agreements shall mean agreements that involve an expense to MMI or any of the MMI Subsidiaries or annual revenue over $500,000.

     5.10 FINANCIAL RECORDS; ARTICLES AND BYLAWS, CORPORATE RECORDS.

         (a) The books of account and other financial records of MMI and the MMI Subsidiaries are true and complete in all material respects, and have been maintained in accordance with GAAP.

         (b) MMI has delivered or made available to FAJ true and complete copies of the Articles and the Bylaws of MMI and each of the MMI Subsidiaries, as amended to date, and the Articles of Organization, organizational documents and joint venture agreements of MMI and each of the MMI Subsidiaries, and all amendments thereto.

         (c) The corporate minute books and other records of proceedings of MMI and the MMI Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of MMI and the MMI Subsidiaries.

     5.11 TITLE TO ASSETS; LIENS. MMI and each MMI Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned real property), to all of the respective property, equipment and other assets owned by it (the "MMI AND SUBSIDIARIES' PROPERTIES"), and, except as set forth on SCHEDULE 5.11, such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens and liens that would not, individually or in the aggregate, materially impair the use of such MMI and Subsidiaries' Properties. SCHEDULE 5.11 contains a complete and accurate list of each parcel of real property owned, leased or used by MMI and any MMI Subsidiary in the conduct of its business. There are no pending or, to the best knowledge of MMI or Acquisition, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders that would materially adversely affect such real property. To the knowledge of MMI or Acquisition, the current use of the owned real property by MMI and the MMI Subsidiaries is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

     5.12 ENVIRONMENTAL MATTERS.

         (a) MMI and each of the MMI Subsidiaries' ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

         (b) No Environmental Claim with respect to the operations or the businesses of the MMI or the MMI Subsidiaries, or with respect to any real property owned by MMI or the MMI Subsidiaries, has been asserted or, to Acquisition's knowledge, threatened, and, to MMI and Acquisition's knowledge, no circumstances exist with respect to MMI or any of the MMI Subsidiaries or any such real property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) MMI or any of the MMI Subsidiaries, or (ii) any Person whose liability for any Environmental Claims MMI or any of the MMI Subsidiaries has or may have retained or assumed either contractually or by operation of law.

         (c) (i) Neither MMI nor any of the MMI Subsidiaries has been notified, or has reason to anticipate being notified, of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA, or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any real property owned by MMI or the MMI Subsidiaries, (iii) neither MMI nor any MMI Subsidiary nor, to the knowledge of MMI or Acquisition, any tenant of any such real property has released or arranged for the release of any Materials of Environmental Concern at or on any such real property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any such real property, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any such real property, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) to MMI or Acquisition's knowledge, no employee, agent, contractor, subcontractor or tenant of MMI or any of the MMI Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any such real property whether now or previously owned or occupied by MMI or any of the MMI Subsidiaries.

     5.13 EMPLOYEES AND BENEFIT PLANS.

         (a) SCHEDULE 5.13(A) sets forth a complete and accurate list of all employment agreements with Employees of MMI and each of the MMI Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of MMI and the MMI Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

         (b) SCHEDULE 5.13(B) sets forth a complete and accurate list of each of the MMI Plans. There has been no adoption, modification, amendment or alteration of any MMI Plan by MMI or any of the MMI Subsidiaries. All MMI Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither MMI nor any of the MMI Subsidiaries has any liabilities or obligations with respect to any MMI Plan, whether accrued, contingent or otherwise.

     5.14 LABOR MATTERS. Except as disclosed in SCHEDULE 5.14, there are no pending or, to the knowledge of MMI or Acquisition, threatened Actions or work stoppages relating to any Employee of MMI or any MMI Subsidiary. Neither MMI nor any of the MMI Subsidiaries is a party to any collective bargaining agreement with respect to Employees, and, to the knowledge of MMI or Acquisition, there are no activities of any labor union seeking to represent or organize the employees of MMI or any of the MMI Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of MMI or Acquisition, threatened against MMI or any of the MMI Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of MMI or Acquisition, threatened against MMI or any of the MMI Subsidiaries. MMI and each of the MMI Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither MMI nor any of the MMI Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

     5.15 PROPRIETARY RIGHTS. Attached as SCHEDULE 5.15 is a list of (a) all trademark, service mark or trade name registrations and all pending applications for any such registration; (b) all patent and copyright registrations and all pending applications therefor; (c) all other trademarks, service marks, domain names, or trade names, whether or not registered; and (d) all licenses with respect thereto as well as rights or licenses to use any proprietary rights (including software licenses) of any other entities (the items in clauses (a), (b), (c) and (d) collectively, the "MMI PROPRIETARY RIGHTS"), that are owned or used by MMI or any of the MMI Subsidiaries. To the knowledge of MMI or Acquisition, the use of any of the proprietary rights by MMI or any of the MMI Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such Proprietary Rights or the asserted Proprietary Rights of others. No notices have been received by MMI or any of the MMI Subsidiaries that the use of the MMI Proprietary Rights by MMI or any of the MMI Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such MMI Proprietary Rights or the proprietary rights of others. To the knowledge of MMI or Acquisition, no person or other entity is infringing on the

MMI Proprietary Rights owned by MMI or any of the MMI Subsidiaries. The MMI Proprietary Rights include all proprietary rights used in, or necessary to, the conduct of the business of MMI and each of the MMI Subsidiaries.

     5.16 INSURANCE. MMI and each of the MMI Subsidiaries maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of it, each of which insurance policies are of a type and in amounts customarily carried by Persons similar in size to MMI or the MMI Subsidiaries conducting businesses similar to those of MMI or the MMI Subsidiaries. SCHEDULE
5.16 sets forth a list of all insurance coverage or policies currently maintained by MMI and the MMI Subsidiaries. All such coverage or policies shall be maintained in full force and effect until the Closing. There is no material claim by MMI or any of the MMI Subsidiaries pending under any of their insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     5.17 TAKEOVER STATUTES. No "fair price," "moratorium," "business combination," "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by the states of Delaware or Ohio applies to the transactions contemplated by this Agreement. All actions have been taken to ensure that no statute or regulation of the states of Delaware or Ohio, including any "business combination act," limits MMI's ability to engage in further transactions with FAJ.

     5.18 BROKERS AND FINDERS. No agent, broker, investment banker or other Person, including any of the foregoing that is an Affiliate of MMI or any of the MMI Subsidiaries, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by MMI or any of the MMI Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

     5.19 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

         (a) MMI and each of the MMI Subsidiaries has obtained from the appropriate Government Authority that is charged with regulating or supervising any business conducted by MMI or any of the MMI Subsidiaries all material permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "MMI PERMITS"), which MMI Permits are valid and remain in full force and effect. MMI and the MMI Subsidiaries are in compliance in all material respects with the terms of all such MMI Permits.

         (b) Neither MMI nor any of the MMI Subsidiaries has received notice of or, to the knowledge of MMI or Acquisition, is subject to any Action, order or any complaint, proceeding or investigation of any Government Authority that is charged with regulating or supervising any business conducted by MMI or any of the MMI Subsidiaries, that is pending or threatened, that affects or that could affect the effectiveness or validity of any MMI Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of a certificate of authority of MMI or any of the MMI Subsidiaries. As of the date hereof, neither MMI nor any of the MMI Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government

Authority that is charged with regulating or supervising any business conducted by MMI or any of the MMI Subsidiaries that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of MMI or any of the MMI Subsidiaries, as currently conducted.

     5.20 KNOWLEDGE DEFINED. As used herein, the phrase "to MMI or Acquisition's knowledge" (or words of similar import) means the actual knowledge, after reasonable inquiry, of any of the chief executive officers, chief financial officers or directors of each of MMI and the MMI Subsidiaries.

     5.21 PLACEMENT.

         (a) MMI acknowledges that the FAJ Shares being acquired are being acquired for Acquisition's own account without a view to public distribution or resale and that Acquisition has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the FAJ Shares or any portion thereof to any other person or entity.

         (b) MMI agrees that it will not sell or otherwise transfer or dispose of the FAJ Shares, or any portion thereof, unless such FAJ Shares are registered under the Securities Act and any applicable state securities laws or MMI obtains an opinion of reputable securities counsel that such FAJ Shares may be sold in reliance on an exemption from such registration requirements.

         (c) MMI understands that no federal or state agency including the SEC, the Arizona Corporation Commission or the securities commission or authorities of any other state has approved or disapproved the FAJ Shares, passed upon or endorsed the merits of the Merger or the adequacy of the disclosure given in connection with the offering, or made any finding or determination as to the fairness of the FAJ Shares for investment.

     5.22 NO CONFLICTING INFORMATION. MMI acknowledges that it owns a majority of the issued and outstanding capital stock of FAJ. In addition, certain officers of MMI are also officers of FAJ and manage certain day-to-day matters for FAJ. Accordingly, MMI has, and has access to, certain information regarding the business, operations and financial condition of FAJ.

     5.23 PROXY STATEMENT. None of the information in this Agreement relating to MMI or Acquisition or otherwise supplied or to be supplied by MMI, including information for inclusion or incorporation by reference in the Proxy Statement, as of the date hereof and as of the date such information was provided to FAJ for inclusion in the Proxy Statement to be mailed to the FAJ's shareholders, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. MMI will advise FAJ in writing of any material changes in any such information or if any such information contains any untrue statements of material facts or omits to state any material facts required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 6

                        COVENANTS RELATING TO THE CLOSING

     6.1 TAKING OF NECESSARY ACTION. Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

     6.2 PUBLIC ANNOUNCEMENT; CONFIDENTIALITY.

         (a) For as long as this Agreement is in effect, no party shall issue or cause the publication of any press release or any other announcement with respect to this Agreement, or the transactions contemplated hereby or thereby without the consent of the others (which consent shall not be unreasonably withheld or delayed), except when, in the reasonable judgment of FAJ, such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

         (b) Each party agrees that all information provided to another party or any of its representatives pursuant to this Agreement shall be kept confidential, and shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such party who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information, but the foregoing obligation shall not
(i) relate to any information that (A) is or becomes generally available other than as a result of unauthorized disclosure by the receiving party or by Persons to whom the receiving party has made such information available, (B) is or becomes available to the receiving party on a nonconfidential basis from a third party that is not, to the receiving party's knowledge, bound by any other confidentiality agreement with the disclosing party, or (C) is independently developed or already known to the receiving party prior to disclosure by the disclosing party, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     6.3 CONDUCT OF BUSINESS. Except as agreed to by the other parties and set forth on SCHEDULE 6.3, during the period from the date of this Agreement to the Effective Date: (i) each of FAJ and MMI will, and FAJ and MMI will cause each of their respective Subsidiaries to, conduct its business only in the ordinary course consistent with past practice; (ii) neither of MMI nor FAJ will, and FAJ and MMI will cause each of their respective Subsidiaries not to, take any action or enter into any material transaction other than in the ordinary course of business consistent with past practice; and (iii) to the extent consistent with the foregoing, each of FAJ and MMI will, and FAJ and MMI will cause each of their respective Subsidiaries to, use its commercially reasonable best efforts to preserve intact its current business organization and reputation, existing relationships with customers, franchisees, licensees, suppliers, government officials, regulatory authorities and others having business dealings with it or regulatory authority over it and shall comply in all material respects with all laws and orders of each Governmental Authority and regulatory authority having jurisdiction over it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Closing, neither FAJ nor MMI will, and FAJ and MMI will not permit any of their respective Subsidiaries to, without the prior written consent of the other:

         (a) issue, deliver or sell, or authorize or enter into any agreement or commitment to issue, deliver or sell (y) any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (z) any other of its securities or the securities of any of its Subsidiaries; (ii) split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock, or (iii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of any shares of its capital stock or other outstanding securities or make any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices;

         (b) (i) create, increase the benefits payable or accruing under, or modify in any manner any FAJ Plan or MMI Plan or the compensation, pension, welfare, medical or fringe benefits of any of its directors, officers or Employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to FAJ, MMI or their Subsidiaries, or (ii) enter into any new, or amend any existing, employment, severance, "golden parachute" or other similar agreement with any such director, officer or Employee, except as may be approved in writing by the other party;

         (c) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of any business or corporation, partnership, association or other business organization or division thereof (except as herein contemplated);

         (d) adopt any amendments to its articles of incorporation, bylaws or similar organizational documents, or alter through merger with any entity, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of it or any of its Subsidiaries, or encumber, dispose of, sell or lease any material amount of the assets of FAJ or MMI or any of their Subsidiaries except as herein authorized;

         (e) enter into any contract, arrangement or understanding requiring the expenditure of greater than $150,000;

         (f) in the event that a claim is made for damages during the period prior to the Closing Date that is reasonably likely to have a Material Adverse Effect, fail to promptly notify the other party of the pendency of such claim; or

         (g) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any agreement, contract or commitment to do any of the foregoing.

     6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the parties shall notify the other parties in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of any party to so notify another party of the inaccuracy of that other party's representations and warranties does not constitute a breach of this Agreement.

     6.5 PROVISION OF CERTAIN DOCUMENTS. Each party shall, upon reasonable request by another party, deliver true and complete copies of any documents related to such party or any of its Subsidiaries that are reasonably requested within five Business Days after the date of such request.

                                   ARTICLE 7

                   CERTAIN ADDITIONAL COVENANTS AND CONDITIONS

     7.1 RESALE. MMI acknowledges and agrees that, as a result of the effectiveness of the Merger, and pursuant to a then effective Schedule 13e-3 and a Form 15, FAJ will cease to be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Accordingly, the FAJ Shares to be acquired pursuant to the transactions hereby contemplated will not upon completion of the Merger, as of the Closing Date or the Effective Date, be registered under the Securities Act or the Blue Sky Laws of any state and they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such Blue Sky Laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such Blue Sky Laws is available.

     7.2 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Date, each party shall provide the other and its representatives with such financial and other information regarding such party's or any of the Subsidiaries' business, operations, properties and financial statements a party or its representatives shall reasonably request and shall provide the other party or its representatives access to all of the properties, assets, books, records, tax returns, contracts and personnel during the normal business hours of the party providing the information.

     7.3 EFFECTIVENESS OF AGREEMENT; CONDITION PRECEDENT. The effectiveness of this Agreement and the obligations of the parties hereunder are subject to the acquisition by MMI of approximately 58.7% of the issued and outstanding capital stock of FAJ within 10 days after the date of this Agreement.

                                   ARTICLE 8

                           CLOSING; CLOSING DELIVERIES

     8.1 CLOSING; TERMINATION. The Closing (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of FAJ, 45 East Monterey Way, Phoenix, Arizona 85012, on the Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in SECTIONS 9.1 AND
9.2 (other than those conditions that are to be satisfied concurrently with the Closing), or on such other date or at such other time and place as the parties shall agree on in writing (the "CLOSING DATE"). If the Closing has not occurred on or before the first anniversary of this Agreement and this Agreement has not been previously terminated under ARTICLE 10, this Agreement shall terminate on such anniversary without further action by the parties hereto, and this Agreement shall be null and void and have no further effect.

     8.2 FAJ CLOSING DELIVERIES. At the Closing, FAJ shall deliver, or cause to be delivered, to Acquisition and MMI each of the following:

         (a) resolutions of the Board of Directors of FAJ, certified by the Secretary of FAJ, authorizing the execution and delivery of this Agreement, and the transactions contemplated hereby, including the Merger;

         (b) the legal opinion of FAJ's counsel required by SECTION 9.1(F);

         (c) evidence or copies of any consents, approvals, orders, qualifications or waivers required by SECTION 9.1;

         (d) the Certificate of Merger executed by FAJ;

         (e) the Articles of Incorporation or similar organizational documents of each of FAJ and the FAJ Subsidiaries, each certified as of a recent date by a duly authorized official of the jurisdiction of its incorporation or organization, and the bylaws or similar organizational documents of each of FAJ and the FAJ Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the entity;

         (f) certificates of a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of each of FAJ and the FAJ Subsidiaries in the jurisdiction of its organization or incorporation;

         (g) if not previously delivered, all other certificates and instruments and documents required pursuant this Agreement to be delivered by FAJ to MMI or Acquisition at or prior to the Closing; and

         (h) such other instruments reasonably requested by MMI or Acquisition as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     8.3 MMI AND ACQUISITION CLOSING DELIVERIES. At the Closing, MMI or Acquisition shall deliver, or cause to be delivered, to FAJ the following:

         (a) the certificate, dated the Closing Date and validly executed required by SECTION 9.2(A);

         (b) the legal opinion of counsel required by SECTION 9.2(G);

         (c) the Certificate of Incorporation or similar organizational documents of each of MMI and the MMI Subsidiaries, each certified as of a recent date by a duly authorized official of the jurisdiction of its incorporation or organization, and the bylaws or similar organizational documents of each of MMI and the MMI Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the entity;

         (d) certificates of a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of each of MMI and the MMI Subsidiaries in the jurisdiction of its organization or incorporation;

         (e) if not previously delivered to FAJ, all other certificates, documents, instruments and writings required pursuant to this Agreement to be delivered by or on behalf of Acquisition or MMI at or before the Closing;

         (f) the Certificate of Merger executed by MMI and Acquisition; and

         (g) such other instruments reasonably requested by FAJ as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                                   ARTICLE 9

                              CONDITIONS TO CLOSING

     9.1 CONDITIONS TO MMI AND ACQUISITION CLOSING. The obligations of MMI and Acquisition hereunder are subject to the satisfaction or waiver by MMI or Acquisition of each of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of FAJ contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of FAJ to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. FAJ shall have delivered to MMI and Acquisition at the Closing a certificate of an appropriate officer in form and substance satisfactory to MMI and Acquisition, dated the Closing Date to such effect.

         (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there shall not have been any change, circumstance or event with respect to any of FAJ or the FAJ Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to FAJ or any of the FAJ Subsidiaries in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

         (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by a vote of a majority of the shares of FAJ Common Stock present, in person or by proxy, at a special meeting of FAJ shareholders, including the Merger. FAJ shall have delivered to MMI and Acquisition at the Closing a certificate of the Secretary of FAJ in form and substance satisfactory to MMI dated the Closing Date to such effect.

         (e) PROCEEDINGS. All corporate and other proceedings to be taken by FAJ connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory to MMI and Acquisition, and MMI and Acquisition shall have received all such counterpart originals or other copies of such documents as it has reasonably requested.

         (f) OPINION OF COUNSEL. MMI and Acquisition shall have received a legal opinion from Gallagher & Kennedy, P.A., counsel to FAJ, dated the Closing Date concerning, FAJ's existence, authority, capitalization, SEC filings (excluding financial and statistical data contained therein), compliance with law, and such other legal matters within the scope of the Report of the State Bar of Arizona, Corporate, Banking and Business Law Section Subcommittee on Rendering Legal Opinions in Business Transactions, dated February 1, 1989, as MMI and Acquisition may request, in form and substance reasonably satisfactory to MMI and Acquisition.

     9.2 CONDITIONS TO FAJ CLOSING. The obligations of FAJ hereunder are subject to the satisfaction or waiver by FAJ of each of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES, COVENANTS. The representations and warranties of MMI and Acquisition contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of MMI and Acquisition to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. MMI and Acquisition shall have delivered to FAJ at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to FAJ dated the Closing Date to such effect.

         (b) NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any change, circumstance or event with respect to any of MMI or the MMI Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to MMI, or any of the MMI Subsidiaries in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

         (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by the requisite vote.

         (e) PROCEEDINGS. All corporate and other proceedings to be taken by MMI in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to FAJ and FAJ shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (f) FAIRNESS OPINION. The Board of Directors of FAJ shall have received a fairness opinion from ComStock Valuation Advisors, Inc. satisfactory to the Board of Directors of FAJ and to a committee of the Board comprised entirely of independent third-party directors, in their reasonable discretion.

         (g) OPINION OF COUNSEL. FAJ shall have received a legal opinion from counsel to Acquisition and MMI, dated the Closing Date, concerning the existence and authority of Acquisition and the existence, authority, capitalization, and compliance with law of each of MMI and the MMI Subsidiaries, and such other legal matters as FAJ may reasonably request, in form and substance reasonably satisfactory to FAJ.

                                   ARTICLE 10

                        WAIVER, MODIFICATION, ABANDONMENT

     10.1 WAIVERS. The failure of MMI to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by FAJ, by action of its Board of Directors without the requirement for a vote of shareholders. The failure of FAJ to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by MMI, by action of its Board of Directors, without the vote of shareholders.

     10.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the Merger Consideration may not be decreased without the consent of the FAJ shareholders and may not be increased without the consent of the MMI shareholders given, in each case, by the same vote as is required under applicable state law for approval of this Agreement.

     10.3 ABANDONMENT. The Merger may be abandoned on or before the Effective Date notwithstanding adoption of this Agreement by the shareholders of the parties hereto:

         (a) By the mutual agreement of the Boards of Directors of FAJ, MMI and Acqusition;

         (b) By the Board of Directors of FAJ, if any of the conditions provided in SECTION 9.2 shall not have been satisfied, complied with or performed in any material respect, and FAJ shall not have waived such failure of satisfaction, noncompliance or nonperformance;

         (c) By the Board of Directors of MMI, if any of the conditions provided in SECTION 9.1 shall not have been satisfied, complied with or performed in any material respect, and MMI shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

         (d) At the option of FAJ and MMI, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the Merger contemplated by this Agreement, or if any order restraining or prohibiting the Merger shall have been issued by any court or governmental agency and shall be in effect.

In the event of any termination pursuant to this Section (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by MMI, if it is the terminating party, to FAJ, or by FAJ, if it is the terminating party, to MMI.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

     11.1 SURVIVAL. Subject to the limitations set forth in this Article and notwithstanding any investigation conducted at any time by or on behalf of any party, all representations and warranties, and, except as otherwise provided in this Agreement, covenants and agreements of the parties (as applicable) in this Agreement and in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith ("ADDITIONAL DOCUMENTS"), shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by the parties (as applicable) at and as of the Closing. Such representations and warranties, and the rights of any party to seek indemnification with respect thereto pursuant to SECTION 11.2, shall expire, except with respect to claims asserted prior to and pending at the time of such expiration, on the first anniversary of the Effective Date. All statements contained in any Exhibit, Schedule or Additional Document shall be deemed representations and warranties of the parties (as applicable) set forth in this Agreement within the meaning of this Article. Without duplication of Loss and Expense (as hereinafter defined), FAJ, MMI or Acquisition, as the case may be, shall be deemed to have suffered Loss and Expense arising out of or resulting from the matters referred to herein if the same shall be suffered by any parent, Subsidiary or Affiliate of FAJ, MMI or Acquisition; PROVIDED, HOWEVER, that MMI shall not be deemed to have suffered any Loss and Expense arising out of or resulting from any Loss and Expense suffered by FAJ.

     11.2 INDEMNIFICATION.

         (a) Subject to SECTION 11.4, from and after the Effective Date, FAJ shall indemnify, defend and hold harmless MMI (and its officers, directors or members) and their successors and assigns, for, from and against any and all damages, claims, losses, expenses, costs, obligations and Liabilities, including Liabilities for all reasonable attorneys' fees and expenses (collectively, "LOSS

AND EXPENSE"), suffered, directly or indirectly, by MMI by reason of, or arising out of, (i) any breach of any representation or warranty made by FAJ in this Agreement, or (ii) any failure by FAJ to perform or fulfill any of its covenants or agreements set forth herein.

         (b) Subject to SECTION 11.4, from and after the Effective Date, MMI shall indemnify, defend and hold harmless FAJ (and its officers and directors), its successors and assigns, for, from and against any and all Loss and Expense, suffered, directly or indirectly, by FAJ by reason of, or arising out of, (i) any breach of any representation or warranty made by Acquisition or MMI in this Agreement and, (ii) any failure by Acquisition or MMI to perform or fulfill any of its covenants or agreements set forth herein.

     11.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against a party and if such party intends to seek indemnity with respect thereto under this Article, such party (the "INDEMNIFIED PARTY") shall promptly notify the party required to provide such indemnity (the "INDEMNIFYING PARTY") in writing of such claim setting forth such claim in reasonable detail and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the Indemnified Party. The Indemnifying Party shall have 30 days after receipt of such notice (or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of the failure to have received such notice) to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. The Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, so long as the fees and expenses of such counsel are borne by that Indemnified Party. The Indemnified Party shall not pay or settle any claim which the Indemnifying Party is diligently contesting, as herein required, without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without such consent, but in such event it shall waive any right to indemnity therefor by the Indemnifying Party. However, if the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim for indemnity hereunder that it elects to undertake the defense thereof or if the Indemnifying Party fails to undertake or pursue the defense, the Indemnified Party shall have the right to contest or compromise and may settle or pay the claim and no such contesting, compromise, settlement or payment will constitute a waiver of any right to indemnity therefor pursuant to this Agreement.

     11.4 LIMITATIONS ON INDEMNIFICATION, SURVIVAL. Rights to indemnification under this Agreement are subject to the following limitations:

         (a) No party shall be entitled to indemnification hereunder with respect to any Loss and Expense (or if more than one claim for indemnification is asserted, with respect to all such Loss and Expense), until the cumulative aggregate amount of all Loss and Expense incurred by such party with respect to such claim or claims exceeds $250,000 (the "INDEMNITY THRESHOLD"), in which case the Indemnifying Party shall then be liable for the full amount of all such Loss and Expense, without regard to the Indemnity Threshold.

         (b) The obligation of indemnity provided for in this Agreement with respect to the representations and warranties set forth herein has no expiration or termination date.

         (c) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this ARTICLE 11.

         (d) The amount of any Loss and Expense otherwise recoverable under this Article by an Indemnified Party shall be reduced by any amounts recovered by the Indemnified Party under insurance policies (net of any costs incurred in connection with the collection thereof), it being understood that none of the parties shall have any obligation to, but each agrees to use commercially reasonable efforts to, timely pursue all reasonable remedies against applicable insurers, and provided it does not invalidate any coverage, each party hereby waives all rights of subrogation against the other parties under all applicable insurance policies.

         (e) The indemnification provisions of this Article shall be the sole monetary remedy available to each of the parties. Equitable remedies shall remain available to each of the parties, provided that no unjust enrichment results from the enforcement of such remedies.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF ARIZONA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     12.3 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought only in a United States District Court sitting in Phoenix, Arizona, or in the United States District that encompasses Phoenix, Arizona, and hereby expressly submits to the personal jurisdiction and venue of any such court of proper jurisdiction for the purposes thereof and expressly waives any claim of improper venue and any claim that such court is an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

     12.4 ENTIRE AGREEMENT. This Agreement (including the agreements incorporated or referred to herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede prior agreements, understandings, representations or warranties between the parties. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     12.5 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telefax or other electronic transmission service to the appropriate address or number as set forth below, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

          If to MMI:         Merrymeeting, Inc.
                             7763 Sunstone Drive
                             Brecksville, Ohio 44141
                             Attn:  President
                             Fax No.:_______________


          With a copy to:    Ulmer & Berne LLP
                             1300 East 9th Street, Suite 900
                             Cleveland, Ohio 44114-1583
                             Attn: Stephen A. Markus, Esq.
                             Fax No.: (216) 621-7488

          If to Acquisition: MM Merger Corporation
                             7763 Sunstone Drive
                             Brecksville, Ohio 44141
                             Attn:  President
                             Fax No.:_______________

          With a copy to:    Ulmer & Berne LLP
                             1300 East 9th Street, Suite 900
                             Cleveland, Ohio 44114-1583
                             Attn: Stephen A. Markus, Esq.
                             Fax No.: (216) 621-7488

          If to FAJ:         Frontier Adjusters of America, Inc.
                             45 East Monterey Way
                             Phoenix, Arizona 85012
                             Attention: President
                             Fax Number: (602) 279-5813

          With a copy to:    Gallagher & Kennedy, P.A.
                             2575 East Camelback Road
                             Phoenix, Arizona 85016-9225
                             Attention: Karen L. Liepmann, Esq.
                             Fax Number: (602) 530-8500

     12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

     12.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach thereof.

     12.8 INTERPRETATION; ABSENCE OF PRESUMPTION.

         (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but shall be interpreted as "and/or."

         (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     12.9 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted by a court of competent jurisdiction rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

     12.10 FURTHER ASSURANCES. The parties agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments and take such other actions as may be necessary to carry out the purposes and intents hereof.

     12.11 SPECIFIC PERFORMANCE. The parties each acknowledge that, in view of the uniqueness of the Merger, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto be entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the date first above written.


                              FRONTIER ADJUSTERS OF AMERICA, INC.,
                              an Arizona corporation


                              By: /s/ JEFFREY R. HARCOURT
                                  --------------------------------------------
                                  Name:  Jeffrey R. Harcourt
                                  Title: CFO / Treasurer


                              MERRYMEETING, INC., a Delaware corporation


                              By: /s/ JOHN M. DAVIES
                                  --------------------------------------------
                                  Name:  John M. Davies
                                  Title: President


                              MM MERGER CORPORATION, a Delaware corporation


                              By: /s/ JOHN M. DAVIES
                                  --------------------------------------------
                                  Name:  John M. Davies
                                  Title: President

     Exhibit 1 - Certificate of Merger
     Exhibit 2 - Letter of Transmittal
     Exhibit 3 - Permitted Investments

                                    SCHEDULES


     Schedule A                     Directors and Executive Officers of FAJ
     Schedule 4.3(a)                FAJ Outstanding Options
     Schedule 4.3(c)                FAJ Investments
     Schedule 4.7                   FAJ Actions and Violations
     Schedule 4.8                   FAJ Changes since December 31, 2000
     Schedule 4.9                   FAJ Tax Issues
     Schedule 4.10(c)               FAJ Joint Venture or Partnership Agreements
     Schedule 4.10(d)               FAJ Material Agreements
     Schedule 4.12                  FAJ Properties and Permitted Liens
     Schedule 4.14(a)               FAJ Employment Agreements
     Schedule 4.14(b)               FAJ Plans
     Schedule 4.15                  FAJ Labor Matters
     Schedule 4.16                  FAJ Proprietary Rights
     Schedule 4.17                  FAJ Insurance
     Schedule 5.4(a)                MMI Outstanding Options
     Schedule 5.4(c)                MMI Investments
     Schedule 5.5                   MMI Financial Statements
     Schedule 5.5(d)                MMI Intercompany Transactions
     Schedule 5.6                   MMI Actions and Violations
     Schedule 5.7                   MMI Changes
     Schedule 5.8                   MMI Tax Issues
     Schedule 5.9(c)                MMI Joint Venture or Partnership Agreements
     Schedule 5.9(d)                MMI Material Agreements
     Schedule 5.11                  MMI Properties and Permitted Liens
     Schedule 5.13(a)               MMI Employment Agreements
     Schedule 5.13(b)               MMI Plans
     Schedule 5.14                  MMI Labor Matters
     Schedule 5.15                  MMI Proprietary Rights
     Schedule 5.16                  MMI Insurance